                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            Enterbank Holdings, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ENTERBANK HOLDINGS, INC.
                                 150 N. MERAMEC
                             CLAYTON, MISSOURI 63105

                                  To be held on
                                 April 19, 2000

To the Shareholders of Enterbank Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Enterbank Holdings, Inc. (the "Company") will be held at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, April 19, 2000, at 4:00 p.m., for the following purposes:

                  1. To elect thirteen (13) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

                  2. To consider and act upon ratification of the selection of KPMG LLP as independent accountants for the year ending December 31, 2000.

                  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 1, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,


/s/ James C. Wagner

James C. Wagner, Secretary

Clayton, Missouri
March 15, 2000







TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                 PROXY STATEMENT
                            ENTERBANK HOLDINGS, INC.
                                 150 N. Meramec
                             Clayton, Missouri 63105

This Proxy Statement is furnished to the shareholders of Enterbank Holdings, Inc. (the "Company") by the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on April 19, 2000, at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141, or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. The proxies are solicited by the Board of Directors of the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 (the "Common Stock"), registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders of the Company commenced on or about March 15, 2000.

Only holders of Common Stock of record at the close of business on March 1, 2000 (the "Record Date") are entitled to notice and to vote at the meeting. On the Record Date, the Company had outstanding and entitled to be voted 7,152,024 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to a cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of a majority of the shares voted on the proposal.

Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of the election of directors or the ratification of the selection of independent accountants. Abstentions will be considered shares entitled to vote, and broker non-votes will be excluded from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the recommended independent accountants.

Any proxy may be revoked at any time before it is voted by a written notice to the Secretary of the Company sent to the address shown below, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The Company's corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

                            ------------------------
               The date of this Proxy Statement is March 15, 2000

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)
The Board of Directors has nominated for election the thirteen (13) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees were elected by the shareholders of the Company to a one year term. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Directors of the Company received fees of $200 per board meeting attended and $50 per loan meeting attended for the months of January, February and March, 1999. On April 1, 1999, the Company implemented a Stock Appreciation Rights ("SAR") Plan, which replaced the previous compensation structure for directors. Under the Plan, the Company has the option to pay vested SARs either in the form of cash or Enterbank Common Stock. Directors on April 1, 1999 were granted 1,200 SARs each, with the exception of Mr. Warshaw, Mr. Wilhite and Mr. Williams, who were granted 4,800 SARs each because of their additional responsibilities as chairmen for the Clayton, St. Peters and Sunset Hills banking units, respectively. Paid executive officers of the Company were not eligible to participate in this Plan and receive no compensation.

The biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company's subsidiaries. There are no family relationships between or among any directors or executive officers of the Company.


                                       PRESENT POSITION(S)            PRINCIPAL OCCUPATION
NAME AND AGE                           WITH THE COMPANY               DURING PAST 5 YEARS
------------                           ----------------               -------------------
Fred H. Eller, 55                      President and Chief            President, Chief Executive Officer and Director of the
                                       Executive Officer, Director    Company (since  1995); Chairman of the Board of the
                                                                      Bank (since 1996); Chief Executive Officer and
                                                                      Director of the Bank (since 1988).

Ronald E. Henges, 67                   Chairman of the Board,         Chief Executive Officer, Creve Coeur Camera
                                       Director                       (multi-store retailer of camera and video equipment);
                                                                      President and Chief Executive Officer of Henges
                                                                      Associates, Inc. (manufacturer and installer of
                                                                      prefabricated wall systems) 1991-1995; Chairman of the
                                                                      Board of the Company (since  1995); Chairman of the
                                                                      Board of the Bank 1988-1996.
Kevin C. Eichner, 49                   Vice Chairman of the Board,    Vice President, General American Life Insurance
                                       Director                       1997-2000; President, General (since 2000); Vice
                                                                      Chairman of the Board of the Company (since 1995);
                                                                      Vice Chairman of the Board of the Bank (since 1991).
Randall D. Humprheys, 45               Director                       Principal, Ceres Group, Ltd. 1994-1997; President of
                                                                      Enterprise Merchant Banc, LLC (since 1997), Director
                                                                      of the Company (since 1997).
Paul R. Cahn, 74                       Director                       President, Elan Polo Imports, Inc. (importer of
                                                                      women's and children's casual shoes) (since 1976);
                                                                      Director of the Company (since 1996); Director of the
                                                                      Bank, 1991-1993 and 1995-1997.
William B. Moskoff,  57                Director                       President and Chief Operating Officer, Bock Pharmacal
                                                                      (perscription pharmaceutical company) 1993-1996;
                                                                      President Tyler Group (veterinary pharmaceuticals)
                                                                      (since 1996); Director of the Bank 1997-1998; Director
                                                                      of the Company (since 1998).
Birch M. Mullins, 56                   Director                       President, Baur Properties (developer of commercial
                                                                      real estate properties) 1992-1997; Vice President of
                                                                      Duke Realty Investments 1997-1998; President,
                                                                      Lindbergh Warson Properties (since 1998); Director of
                                                                      the Company (since 1996); Director of the Bank
                                                                      1993-1996.


Robert E. Saur, 56                     Director                       President, Conrad Properties (developer of commercial
                                                                      and residential real estate properties) (since 1975);
                                                                      Director of the Company (since 1995); Director of the
                                                                      Bank (since 1991).
Paul L. Vogel, 33                      Director                       Senior manager with the Personal Financial Services
                                                                      group of Price Waterhouse LLP (1993-1997); Practice
                                                                      leader of the Private Client Services Group with
                                                                      Arthur Andersen LLP 1997-1998; President, Enterprise
                                                                      Financial Advisors and Enterprise Trust (financial
                                                                      planning and trust divisions of Enterprise Bank)
                                                                      (since 1998); Director of the Company (since 1998).
Henry D. Warshaw, 46                   Director                       Principal, Moneta Group (provides financial planning
                                                                      products and services) (since 1990); Director of the
                                                                      Company (since 1996); Director of the Bank, 1991-1996;
                                                                      Chairman of Clayton Banking Unit (since 1996).
James L. Wilhite, 66                   Director                       President, Stange Corporation (manufacturer of
                                                                      marketing and incentive items) (since 1990); Director
                                                                      of the Company (since  1996); Director of the Bank
                                                                      (since 1996); Chairman of the St. Peters Banking Unit
                                                                      (since 1996).
James A. Williams, 47                  Director                       President, Sunset Transportation (trucking brokerage
                                                                      and consulting firm) (since 1990); Director of the
                                                                      Company (since 1996); Director of the Bank (since
                                                                      1996); Chairman of the Sunset Hills Banking Unit
                                                                      (since 1996).
Ted C. Wetterau, 73                    Director                       Chairman and Chief Executive Officer Wetterau
                                                                      Incorporated (wholesale food distributor) (1950-1992);
                                                                      Chairman and Chief Executive Officer Wetterau Associates
                                                                      (since 1992); Director of the Company (since 1997).


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.


                      MEETINGS AND COMMITTEES OF THE BOARD

The Board met 12 times in 1999. Of the Holding Company Board members, Randall Humphreys and Ted Wetterau were not in attendance for at least 75% of the Board of Directors' meetings. The Board does not have separate audit and compensation committees.

                            BOARD COMPENSATION REPORT

Mr. Eller's (Chief Executive Officer) compensation is tied to the performance of the Company as a whole. His salary for the fiscal year 1999 was $225,000 with a bonus of $100,150, or approximately 45% of his base salary. The possible range for Mr. Eller's bonus as a percent of base salary was 0 - 50%. Each year, Mr. Eller writes a "Performance Contract" to outline his goals and objectives. These goals are often more qualitative than quantitative in nature and require the Board to exercise judgement in its evaluation of Mr. Eller's performance. His compensation structure is largely dependent upon the fulfillment of the objectives contained in the Performance Contract. Due to Mr. Eller's position, his goals and objectives significantly and directly influence the Company's overall performance. Financial measures include, but are not limited to, earnings per share, return on equity, net income, growth, and asset quality. In awarding Mr. Eller's bonus for 1999, the Board took note that 1999 diluted earnings per share was $.50, return on average equity was 12.31%, net income was $3.8 million, assets grew 30% over fiscal year 1998, and the Company experienced net loan recoveries of $14,000. Less tangible measures of Mr. Eller's performance include the implementation of strategic plans set by the Board of Directors, improving operations of the Company, and developing new business opportunities.

Each of the other executive officers of the Company write a similar "Performance Contract" each year which is tailored to his or her particular function within the Company. Like Mr. Eller, the compensation and bonus awarded to each executive are largely dependent upon the fulfillment of the goals and objectives contained in their respective Performance Contracts. Typically, the executive officers have goals that are unit specific, such as loan and deposit growth within a banking unit, and they also have company-wide goals to increase shareholder value and the net worth of the Company. All factors, both financial and strategic, are taken into consideration when determining compensation. Compensation is also determined by employee performance, contribution to the Company, market conditions, Company performance, and other factors. Each executive officer's compensation is comprised of salary, bonus, options and other benefits that are focused upon performance rather than longevity with the Company.


                               EXECUTIVE OFFICERS



                                        PRESENT POSITION(S)           PRINCIPAL OCCUPATION
 NAME AND AGE                           WITH THE COMPANY              DURING PAST 5 YEARS
 ------------                           ----------------              -------------------
 Fred H. Eller, 55                      President, CEO of the         President, Chief Executive Officer and Director of
                                        Company                       the Company since 1995; Chairman of the Board of
                                                                      Enterprise Bank since 1996; Chief Executive Officer and
                                                                      Director of Enterprise Bank since 1988.
 Paul L. Vogel, 33                      President, Enterprise         Senior manager of the Personal Financial Services Group
                                        Financial Advisors            of Price Waterhouse LLP 1993-1997; Practice leader of
                                                                      Private Client Services Group with Arthur Andersen LLP
                                                                      1997-1998; President, Enterprise Financial Advisors and
                                                                      Enterprise Trust (financial planning and trust divisions of
                                                                      Enterprise Bank) since 1998; Director of the Company since
                                                                      1998.
 David J. Mishler, 41                   President, Enterprise Bank,   Vice President of Enterprise Bank 1988-1996; President,
                                        Clayton                       Enterprise Bank, Clayton since 1996.
 Richard C. Leuck, 42                   President, Enterprise Bank,   President and Chief Executive Officer of Duchesne Bank
                                        St. Peters                    1991-1996; President, Enterprise Bank, St. Peters since
                                                                      1996.
 James E. Graser, 40                    President, Enterprise Bank,   Vice President of Enterprise Bank 1989-1996; President
                                        Sunset Hills                  of Enterprise Bank, Sunset Hills since 1996.



                             EXECUTIVE COMPENSATION

The following tables show the compensation paid by the Company to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company, including its subsidiary, Enterprise Bank, for the years ended December 31, 1999, 1998 and 1997.



                                         12/31/99
                                           BASE               FISCAL              ANNUAL              ALL OTHER
              NAME                        SALARY               YEAR           COMPENSATION(1)      COMPENSATION(2)
----------------------------------    ---------------   -----------------   ------------------  ---------------------
Fred H. Eller                                $225,000                1999             $325,150                $12,553
                                             $200,000                1998             $277,569                $11,234
                                             $200,000                1997             $225,225                $10,102
Paul L. Vogel                                $150,000                1999             $190,150                 $5,432
                                             $150,000                1998              $63,050                    N/A
                                                  N/A                1997                  N/A                    N/A
David J. Mishler                             $157,000                1999             $225,100                $15,336
                                             $147,000                1998             $189,484                $15,283
                                             $137,000                1997             $191,139                $12,485
Richard C. Leuck                             $120,000                1999             $160,480                 $9,481
                                             $105,000                1998             $132,143                 $8,370
                                              $95,000                1997             $124,761                 $6,210
James E. Graser                              $125,000                1999             $156,181                 $7,353
                                              $91,000                1998             $136,414                 $6,555
                                              $81,000                1997              $97,420                 $4,978


(1) Includes salary, bonus, referral fee income and car allowance
(2) Includes Split Dollar Life Insurance Premium, Long-term Disability Insurance Premium, Company 401(K) Match Deferrals and Club Membership Dues when applicable.


                          OPTIONS GRANTS IN FISCAL 1999

There were no options granted to the five most highly compensated executive officers of the Company during the year ended December 31, 1999.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES



                          No. of
                          Shares
                         Acquired
                         on Option        Value
        Name             Exercise        Realized      Exercisable     Unexercisable       Exercisable         Unexercisable
---------------------  ------------    ------------   -------------   ---------------    ----------------     ---------------
Fred H. Eller                     0               0          63,000            27,000            $948,960            $348,840
David J. Mishler                  0               0          54,000            36,000            $787,680            $465,120
Richard C. Leuck                  0               0          18,000            27,000            $232,560            $348,840
James E. Graser              15,000        $140,100          18,000            27,000            $232,560            $348,840
Paul L. Vogel                     0               0          10,800            43,200             $89,100            $356,400
James C. Wagner                   0               0          30,000            18,000            $441,600            $232,560



The Company has not granted stock appreciation rights to any of the above paid officers or employees.

                                PERFORMANCE GRAPH

The following graph depicts the cumulative total shareholder return on the Company's Common Stock from December 31, 1994 through December 31, 1999 (all figures have been altered to reflect comparable prices after the 20 for 1 split in December of 1994 and the 3 for 1 stock split in September of 1999). The graph compares the Common Stock of Enterbank Holdings, Inc. with the Nasdaq Stock Market Composite Index for United States Companies and an industry peer group. The peer group is determined using an SIC code (6710) which is a group of bank holding companies that are Nasdaq traded and are similar in nature to the Company. The comparisons reflected in the graph, however, are not intended to forecast the future performance of the Common Stock of the Company and may not be indicative of such future performance. The graph assumes an investment of $100.00 in the Common Stock and each index on December 31, 1994 and the reinvestment of all dividends. The beginning stock price for the Company's Common Stock was $3.25 per share on December 31, 1994 and the ending price was $18.25 per share on December 31, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                            ENTERBANK HOLDING, INC.

                                  [LINE GRAPH]



------------------------- -------------- --------------- ---------------- ----------------- ----------------- --------------
                               12/31/94        12/31/95         12/31/96          12/31/97          12/31/98       12/31/99
------------------------- -------------- --------------- ---------------- ----------------- ----------------- --------------
ENTERBANK                         100.0           123.1            141.0             207.7             317.9          561.8
------------------------- -------------- --------------- ---------------- ----------------- ----------------- --------------
NASDAQ MARKET                     100.0           141.3            173.9             213.1             300.2          542.4
------------------------- -------------- --------------- ---------------- ----------------- ----------------- --------------
PEER GROUP                        100.0           148.4            196.7             332.1             338.9          323.4
------------------------- -------------- --------------- ---------------- ----------------- ----------------- --------------


NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.
D. The index level for all series was set to $100.00 on 12/31/1994 and has been retroactively changed toreflect the 3 for 1 stock split that took place on September 29, 1999.
E. Data for Enterbank Holdings, Inc. was provided by the Company based upon periodic trading data provided to the Company by J.A. Glynn and Company.
F. Market and Peer Group data was supplied by The University of Chicago Graduate School of Business, Center for Research in Security Prices.

     INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                            DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 1, 2000, certain information concerning the ownership of Common Stock by each director of the Company, each of the executive officers of the Company named in the Executive Compensation table and all directors and executives officers as a group. The Company is not aware of any shareholders that beneficially owned more than 5% of the outstanding common shares of the Company as of such date. As of March 1, 2000 there were 7,152,024 shares of Common Stock outstanding after giving affect to a 3 for 1 stock split on September 29, 1999. All numbers reported reflect the split.


                                                                                              PERCENTAGE
                                                                                              ----------
             BENEFICIAL OWNER                                          NUMBER OF SHARES     OWNERSHIP (1)(2)
             ----------------                                          ----------------     ----------------
             Fred H. Eller (3)(4)(5)                                            267,780                3.71%
             Ronald E. Henges (3)(6)                                            352,555                4.90%
             Kevin C. Eichner (3)(7)                                            243,579                3.39%
             Randall D. Humphreys (8)                                                 0                  N/A
             Paul R. Cahn (8) (9)                                               230,901                3.23%
             William B. Moskoff (8) (10)                                         85,077                1.19%
             Birch M. Mullins (8)                                                53,550                    *
             Robert E. Saur (8) (11)                                            117,000                1.64%
             Henry D. Warshaw (3) (12) (13) (14)                                 56,261                    *
             James L. Wilhite (14) (15)                                          32,163                    *
             James A. Williams (14) (16)                                         19,520                    *
             Ted C. Wetterau (8) (17)                                            35,820                    *
             David J. Mishler (3)(5)(18)                                        138,912                1.94%
             James E. Graser (3)(5)(19)                                          63,000                    *
             Richard C. Leuck (3)(20)                                            37,773                    *
             Paul L. Vogel (3) (21)                                              39,905                    *
             James C. Wagner (3)(22)                                             78,470                1.09%
             All Directors and Executive Officers as a Group                  1,735,383               23.34%



*   Less than 1%

 (1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold options to purchase an aggregate of 282,281 shares of Common Stock.
 (2) Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown
 (3) Includes options outstanding and exercisable as of March 1, 2000, outstanding or exercisable as of December 31, 1999 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 42,000 shares; Mr. Eller, 63,000 shares; Mr. Henges, 42,000 shares; Mr. Graser, 18,000 shares; Mr. Mishler, 54,000 shares; Mr. Wagner, 30,000; Mr. Leuck, 18,000; Mr. Vogel, 10,800 shares; Mr. Warshaw, 4,481 shares; all directors and executive officers as a group, 282,281 shares.
 (4) Includes 72,180 shares held jointly by Mr. Eller and his spouse; 60 shares held in the name of Mr. Eller to which Mr. Eller has voting power; 45,540 shares held in trust for the benefit of Mr. Eller's spouse to which Mr. Eller has voting power; and 87,000 shares held in Mr. Eller's trust to which Mr. Eller has voting power.
 (5) Excludes all of the 46,380 shares held of record by EBSP Partnership in which Mr. Eller, Mr. Mishler and Mr. Graser each hold a 1/7th partnership interest, but for which none of the named persons holds sole voting power. Exludes all of the 41,460 shares held of record by EBSP II Partnership in which Mr. Eller, Mr. Mishler and Mr. Graser each old a 1/6th partnership interest, but for which none of the named persons holds sole voting power.
 (6) Includes 231,285 shares held of record by Henges Equity, L.P., of which Mr. Henges is the General Partner and has voting power; 66,855 shares held in an Individual Retirement Account for the benefit of Mr. Henges, to which Mr. Henges has voting power; 60 shares held in the name of Mr. Henges in which Mr. Henges has voting power; 9,855 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Henges to which Mr. Henges has voting power; and 2,500 shares held jointly by Mr. Henges and his spouse.
 (7) Includes 141,579 shares held in the name of Mr. Eichner in which he has voting power and 60,000 shares held in Mr. Eichner's trust in which he has voting power.
 (8) Excluded are 1,200 Stock Appreciation Rights ("SARs"). Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. None of these SARs are vested and are therefore excluded.
 (9) Excludes 71,940 shares held by two adult children of Mr. Cahn, as well as 30,950 shares held by the son in law of Mr. Cahn. Includes 15,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has voting power; and 215,901 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has voting power.
(10) Includes 85,077 shares held of record by Vasil's L.P., of which Mr. Moskoff is the General Partner and has voting power.
(11) Includes 60 shares held in the name of Mr. Saur to which Mr. Saur has voting power; and 116,940 shares held in a trust for the benefit of Mr. Saur to which Mr. Saur has voting power.
(12) Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has voting power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has voting power; and 60 shares in the name of Mr. Warshaw to which Mr. Warshaw has voting power. On January 1, 1999, Mr. Warshaw was granted 22,351 shares for his 1998 performance as a result of Enterbank Holdings' referral relationship with Moneta Group, Inc. As of March 1, 2000, 4,481 of these options were vested and have been included. On January 1, 2000, Mr. Warshaw was granted an additional 1,700 options as a result of the agreement with Moneta Group. None of these options are vested and have thus been excluded.
(13) Mr. Warshaw, in addition to being a director of the Company, is a principal at Moneta Group, Inc. The Company has a Customer Referral Agreement with Moneta Group, Inc. whose principals may earn Enterbank Holdings, Inc. stock options (right to purchase) by referring customers to the Company.
(14) Excluded are 4,800 SARs. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. None of these SARs are vested and are therefore excluded.
(15) Includes 1,950 shares held in a trust for the benefit of the spouse of Mr. Wihite of which the spouse of Mr. Wilhite is trustee, and Mr. Wilhite has voting power; 3 shares in the name of Mr. Wilhite to which Mr. Wilhite has voting power; 10,500 shares held in Mr. Wilhite's trust in which he has voting power; 3,000 shares held of record by the Wilhite Family Partnership, L.P., to which Mr. Wilhite has voting power; and 16,710 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has voting power.
(16) Includes 2,535 shares held by Mr. Williams held in an Individual Retirement Account for the benefit of Mr. Williams to which Mr. Williams has voting power; 11,985 shares held in the name of Mr. Williams in which Mr. Williams has voting power and 5,000 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has voting power.
(17) Includes 35,820 shares held of record by Wetterau Ventures, L.P. to which Mr. Wetterau is the General Partner and has voting power.
(18) Includes 77,016 shares held jointly by Mr. Mishler and his spouse; 7,893 shares held in an Individual Retirement Account for the benefit for the benefit of Mr. Mishler, to which Mr. Mishler has voting power and 3 shares held in the name of Mr. Mishler to which Mr. Mishler has voting power.
(19) Includes 44,997 shares held in Mr. Graser's trust to which Mr. Graser has voting power and 3 shares in the name of Mr. Graser to which Mr. Graser has voting power.
(20) Includes 7,500 shares held in a trust of the spouse of Mr. Leuck for the benefit of Mr. Leuck to which Mr. Leuck has voting power; 7,500 shares held in a trust of the spouse of Mr. Leuck, for the benefit of the spouse of Mr. Leuck, to which Mr. Leuck has shared voting power; 4,770 shares held in an Individual Retirement Account for the benefit of Mr. Leuck to which Mr. Leuck has voting power; and 3 shares held in the name of Mr. Leuck to which Mr. Leuck has voting power.
(21) Includes 456 shares held in an Individual Retirement Account (SEP) for the benefit of Mr. Vogel to which Mr. Vogel has voting power; 2,325 shares held in another Individual Retirement Account for the benefit of Mr. Vogel to which Mr. Vogel has voting power; 26,195 shares held in the name of Mr. Vogel to which Mr. Vogel has voting power; and 129 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Vogel to which Mr. Vogel has voting power.
(22) Includes 30,000 shares held jointly by Mr. Wagner and his spouse and 18,470 shares held in a trust for the benefit of Mr. Wagner's children and other relatives. Mr. Wagner is a co-trustee and has voting power and investment authority for this trust.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

The Company engaged KPMG LLP to audit the Company's financial statements for the fiscal years ended December 31, 1997, 1998 and 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Company has selected KPMG LLP to be the independent public accountants for calendar year 2000 and recommends that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. All individuals are believed to have filed such forms on a timely basis, and the Company believes that all filings are current with the SEC.

                                  OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgement of the persons named in the proxies.

The Annual Report of the Company for the calendar year 1999 is enclosed.

A copy of Form 10-K filed by the Company with the Securities and Exchange Commission is enclosed.

Shareholders are entitled to present proposals for action at a forthcoming Shareholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received at the Company's principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before December 3, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a Shareholder intends to submit a proposal at the 2001 Annual Meeting of Shareholders of the Company, and the proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the Shareholder should give the Company appropriate notice no later than February 16, 2001. If the Company fails to receive notice of the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the Shareholders for approval at the 2001 Annual Meeting of Shareholders of the Company as the Company will not have received proper notice as required by the Company's Bylaws.

By Order of the Board of Directors,

/s/ James C. Wagner

James C. Wagner, Secretary

--------------------------------------------------------------------------------


                            ENTERBANK HOLDINGS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2000

          The undersigned hereby appoints Ronald E. Henges, Kevin C. Elchner and Fred H. Eller, and each of them, with or without the others, proxies, with full power of substitution to vote as designated below, all shares of stock of Enterbank Holdings, Inc. (the "Company") that the undersigned signatory hereof would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Marriott West 600 Maryville Centre Drive, St. Louis, Missouri 63141 on Wednesday, April 19, 2000 at 4:00 p.m. and adjournment or postponement thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS
   Election of thirteen directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

               [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to vote
                   (Except as marked to the contrary below).         FOR all nominees as listed below.

       Fred H. Eller          Ronald D. Henges         Kevin C. Elchner       Randall D. Humphreys
   ----                   ----                     ----                    ----

       Paul R. Cahn           William B. Moskori       Birch M. Mullins        Robert E. Saur
   ----                   ----                     ----                    ----

       Henry D. Warshaw       James A. White           James A. Williams       Ted C. Wetterau
   ----                   ----                     ----                    ----

                                                                               Paul L. Vogel
                                                                           ----

INSTRUCTIONS: YOU MAY VOTE FOR ALL DIRECTORS BY MARKING WHERE INDICATED ABOVE "FOR ALL NOMINEES LISTED BELOW", WITHHOLD YOUR VOTE UNTIL THE MEETING BY MARKING WHERE INDICATED ABOVE "WITHHOLD AUTHORITY TO VOTE" OR VOTE FOR INDIVIDUAL DIRECTOR(S) BY MARKING NEXT TO EACH NAME THE NUMBER OF VOTES TO BE CAST FOR THAT PERSON.

2. Ratification and Approval of KPMG LLP as auditors for the year ending December 31, 2000.
        [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

3. In their discretion, upon any other business which may properly come before the meeting.

-------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      Please date, sign and return this Proxy
                                      card by mail, postage prepaid.

                                      Date:                            , 2000.
                                           ----------------------------

                                      SIGN HERE:
                                                -------------------------------

                                                -------------------------------
                                      (Please sign exactly as name appears on
                                      the label for this mailing. When stock
                                      is registered jointly, all owners must
                                      sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)
WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THIS PROXY.